Exhibit 99.1

LKQ Corporation Announces 2008 Second Quarter Net Income Results Up Over 121% and Increases Annual Earnings Guidance

Chicago, IL—July 31 , 2008—LKQ Corporation (NASDAQ: LKQX) today announced results for its second quarter ended June 30, 2008, with revenue of $484.4 million, net income of $31.0 million and diluted earnings per share of $0.22.

“Our second quarter results demonstrate the strength of our diversified business model.  Both our revenue and our net income more than doubled compared to the second quarter of 2007, and we achieved 13.2% overall organic revenue growth in the quarter.  Our operating margin improved this quarter over the second quarter of 2007 by close to 65 basis points, and would have been an additional 65 basis points higher without restructuring expenses. Our diluted earnings per share for the quarter puts us on track to exceed the earnings guidance that we previously issued by approximately $0.09 per share,” said Joe Holsten, President and Chief Executive Officer.

Commenting on the strong recycled products revenue growth, Holsten said “We believe higher fuel prices this quarter contributed to lower reported insurance claim activity which in turn adversely affected our growth on aftermarket, other new and refurbished parts revenue, which still grew by about 1% despite difficult market conditions. Organic revenue growth exceeded that of our first quarter as our recycled parts and other related revenue growth expanded significantly due to our processing of increased volumes of vehicles, along with higher demand for the commodities that we separate in our recycling processes.”

2008 Reported Results

All earnings per share amounts, stock price amounts and share counts discussed herein reflect our December 2007 two-for-one stock split.

For the second quarter of 2008, revenue increased 107.6% to $484.4 million compared with $233.3 million for the second quarter of 2007. Our organic revenue growth for the quarter was 13.2%, and was calculated on a pro forma basis assuming we owned Keystone Automotive Industries, Inc. during the second quarter of 2007. Net income for the quarter increased 121.1% to $31.0 million compared with $14.0 million for the second quarter of 2007. Diluted earnings per share was $0.22 for the quarter compared with $0.12 for the second quarter of 2007.

For the six months ended June 30, 2008, revenue increased 108.3% to $976.3 million compared with $468.6 million for the same period in 2007. This included pro forma organic revenue growth of 11.2%. For the six months ended June 30, 2008, net income increased 107.5% to $61.9 million compared with $29.8 million for the same period in 2007. Diluted earnings per share was $0.44 for the six months ended June 30, 2008 compared with $0.27 for the same period a year ago.

For the second quarter of 2008 we recorded $3.1 million and for the six months ended June 30, 2008 we recorded $4.3 million of restructuring expenses, which were included in operating expenses and were all related to our Keystone acquisition in October 2007.

The weighted average diluted shares outstanding for the second quarter of 2008 was 140.3 million compared to 112.5 million for the second quarter of 2007, and for the six months ended June 30, 2008 was 140.0 million compared to 112.2 million for the six months ended June 30, 2007.

The number of weighted average diluted shares of common stock in 2008 increased from 2007 due to the issuance of 23.6 million new shares in our September 2007 follow-on public offering, the issuance of 838,073 new shares related to the acquisition of a business on March 4, 2008,  exercises of stock options, and the increase in our stock price.

Business Acquisitions in 2008

On February 15, 2008 we acquired a retail oriented recycled parts business located in Orlando, FL, that operates on 3.5 acres of property adjoining  our existing retail oriented recycled parts business.

On March 4, 2008 we acquired Texas Best Diesel, a heavy duty truck recycled parts business in Houston, TX that operates on an approximately 18 acre facility.

These two businesses reported approximately $10.6 million in trailing annual revenue just prior to our acquisition of them.

Company Outlook

We expect that 2008 organic revenue growth will again be in the low double digits, with the balance of revenue growth being the full year impact of 2007 business acquisitions and the business acquisitions we have completed to date in 2008. Excluding the effect of any 2008 restructuring expenses related to the Keystone acquisition, we expect full year 2008 net income to be within a range of $120.0 million to $124.0 million and diluted earnings per share to be between $0.85 and $0.88.

We anticipate that net cash provided by operating activities for 2008 will be over $100.0 million. We estimate our full year 2008 capital expenditures related to property and equipment, excluding expenditures for acquiring businesses, will be between $68.0 million to $78.0 million. This includes approximately $10.0 million related to capital expenditures planned for late 2007 on projects that were delayed and approximately $4.8 million related to restructuring our aftermarket business as a result of the Keystone acquisition.

We estimate the weighted average diluted shares outstanding for the full year 2008 will be approximately 141.0 million. These share numbers are estimates and will be affected by factors such as any future stock issuances, the number of our options exercised in subsequent periods, and changes in our stock price.

Quarterly Conference Call

We will host an audio webcast to discuss our second quarter 2008 earnings on Thursday, July 31, 2008 at 10:30 a.m. Eastern Time. The live audio webcast can be accessed on the internet at www.lkqcorp.com in the Investor Relations section. An online replay of the webcast will be available on our website approximately two hours after the live presentation and will remain on the site until August 14, 2008.

About LKQ Corporation

LKQ Corporation is the largest nationwide provider of aftermarket collision replacement products, recycled OEM products and refurbished OEM collision replacement products such as wheels, bumper covers and lights used to repair light vehicles. LKQ operates approximately 300 facilities offering its customers a broad range of replacement systems, components, and parts to repair light vehicles and trucks.

Forward Looking Statements

The statements in this press release that are not historical are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our expectations, beliefs, hopes, intentions or strategies.  Forward looking statements involve risks and uncertainties, some of which are not currently known to us.  Actual events or results may differ materially from those expressed or implied in the forward looking statements as a result of various factors.  These factors include:

•                  the risk that Keystone’s business will not be integrated successfully or that LKQ will incur unanticipated costs of integration;

•                  the ability to maintain Keystone’s vendor relationships and retain key employees;

•                  the availability and cost of inventory;

•                  pricing of new OEM replacement parts;

•                  variations in vehicle accident rates;

•                  changes in state or federal laws or regulations affecting our business;

•                  fluctuations in fuel and other commodity prices;

•                  changes in the demand for our products and the supply of our inventory due to severity of weather and seasonality of weather patterns;

•                  changes in the types of replacement parts that insurance carriers will accept in the repair process;

•                  the amount and timing of operating costs and capital expenditures relating to the maintenance and expansion of our business, operations and infrastructure;

•                  declines in asset values;

•                  uncertainty as to changes in U.S. general economic activity and the impact of these changes on the demand for our products;

•                  uncertainty as to our future profitability;

•                  increasing competition in the automotive parts industry;

•                  our ability to increase or maintain revenue and profitability at our facilities;

•                  uncertainty as to the impact on our industry of any terrorist attacks or responses to terrorist attacks;

•                  our ability to operate within the limitations imposed by financing arrangements;

•                  our ability to obtain financing on acceptable terms to finance our growth;

•                  our ability to integrate and successfully operate recently acquired companies and any companies acquired in the future and the risks associated with these companies;

•                  our ability to develop and implement the operational and financial systems needed to manage our growing operations; and

•                  other risks that are described in our Form 10-K filed February 29, 2008 and in other reports filed by us from time to time with the Securities and Exchange Commission.

You should not place undue reliance on the forward looking statements.  We assume no obligation to update any forward looking statement to reflect events or circumstances arising after the date on which it was made.

CONTACT:	LKQ Corporation
Mark T. Spears, Executive Vice President and Chief Financial Officer
312-621-1950
irinfo@lkqcorp.com

Financial Tables To Follow

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Consolidated Condensed Statements of Income

( In thousands, except per share data )

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Revenue	$484,392	$233,278	$976,300	$468,596

Cost of goods sold	264,684	128,195	533,278	256,417

Gross margin	219,708	105,083	443,022	212,179

Facility and warehouse expenses	43,802	24,634	88,304	50,244

Distribution expenses	45,326	22,213	90,095	44,388

Selling, general and administrative expenses	61,759	28,130	125,862	56,862

Restructuring expenses	3,149	—	4,323	—

Depreciation and amortization	7,258	3,464	14,516	6,781

Operating income	58,414	26,642	119,922	53,904

Other (income) expense:
Interest expense, net	8,411	2,093	18,712	3,826
Other income, net	(451)	(27)	(720)	(675)

Total other expense	7,960	2,066	17,992	3,151

Income before provision for income taxes	50,454	24,576	101,930	50,753

Provision for income taxes	19,465	10,560	40,063	20,943

Net income	$30,989	$14,016	$61,867	$29,810

Net income per share:
Basic	$0.23	$0.13	$0.46	$0.28

Diluted	$0.22	$0.12	$0.44	$0.27

Weighted average common shares outstanding:
Basic	135,287	107,046	134,922	106,841

Diluted	140,301	112,494	140,035	112,247

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Consolidated Condensed Statements of Cash Flows

( In thousands )

	Six Months Ended June 30,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$61,867	$29,810
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,802	7,056
Share-based compensation expense	2,715	1,760
Deferred income taxes	1,239	1,985
Excess tax benefit from share-based payment arrangements	(1,958)	(2,171)
Other adjustments	1,177	(48)
Changes in operating assets and liabilities, net of effects from purchase transactions:
Receivables	(11,919)	(4,173)
Inventory	(10,975)	(27,350)
Income taxes payable	20,166	4,917
Other operating assets and liabilities	(10,741)	1,653

Net cash provided by operating activities	67,373	13,439

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, equipment and other long term assets	(26,187)	(18,106)
Purchases of investment securities	—	(5,885)
Cash used in acquisitions	(4,418)	(24,239)

Net cash used in investing activities	(30,605)	(48,230)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options and warrants	1,408	1,988
Excess tax benefit from share-based payment arrangements	1,958	2,171
Repurchase and retirement of redeemable common stock	—	(1,125)
Debt issuance costs	(219)	(193)
Net (repayments) borrowings of long-term debt	(10,026)	36,773

Net cash (used in) provided by financing activities	(6,879)	39,614

Effect of exchange rate changes on cash and equivalents	(68)	—

Net increase in cash and equivalents	29,821	4,823

Cash and equivalents, beginning of period	74,241	4,031

Cash and equivalents, end of period	$104,062	$8,854

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Consolidated Condensed Balance Sheets

(In thousands, except share and per share data)

	June 30,	December 31,
	2008	2007
Assets

Current Assets:
Cash and equivalents	$104,062	$74,241
Receivables, net	137,564	125,572
Inventory	333,476	320,238
Deferred income taxes	21,364	18,809
Prepaid income taxes	—	6,344
Prepaid expenses	8,586	8,088

Total Current Assets	605,052	553,292

Property and Equipment, net	230,363	217,059
Intangibles	917,102	900,832
Other Assets	27,093	21,472

Total Assets	$1,779,610	$1,692,655

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	$59,535	$68,871
Accrued expenses	74,267	73,172
Income taxes payable	11,879	—
Deferred revenue	6,106	4,844
Current portion of long-term obligations	18,055	16,936

Total Current Liabilities	169,842	163,823

Long-Term Obligations, Excluding Current Portion	629,367	641,526
Deferred Income Tax Liability	31,291	25,607
Other Noncurrent Liabilities	9,982	11,922

Commitments and Contingencies

Stockholders’ Equity:
Common stock, $0.01 par value, 500,000,000 shares authorized, 135,513,917 and 134,149,066 shares issued at June 30, 2008 and December 31, 2007, respectively.	1,355	1,341
Additional paid-in capital	729,851	705,778
Retained earnings	203,905	142,039
Accumulated other comprehensive income	4,017	619

Total Stockholders’ Equity	939,128	849,777

Total Liabilities and Stockholders’ Equity	$1,779,610	$1,692,655

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Supplementary Data

( $ in thousands, except per share data )

	Three Months Ended June 30,
Operating Highlights	2008		2007
		% of Revenue		% of Revenue	Growth	%Growth

Revenue	$484,392	100.0%	$233,278	100.0%	$251,114	107.6%

Cost of goods sold	264,684	54.6%	128,195	55.0%	136,489	106.5%

Gross margin	219,708	45.4%	105,083	45.0%	114,625	109.1%

Facility and warehouse expenses	43,802	9.0%	24,634	10.6%	19,168	77.8%

Distribution expenses	45,326	9.4%	22,213	9.5%	23,113	104.1%

Selling, general and administrative expenses	61,759	12.7%	28,130	12.1%	33,629	119.5%

Restructuring expenses	3,149	0.7%	—	0.0%	3,149

Depreciation and amortization	7,258	1.5%	3,464	1.5%	3,794	109.5%

Operating income	58,414	12.1%	26,642	11.4%	31,772	119.3%

Other (income) expense:
Interest expense, net	8,411	1.7%	2,093	0.9%	6,318	301.9%
Other income, net	(451)	-0.1%	(27)	0.0%	(424)	1570.4%

Total other expense	7,960	1.6%	2,066	0.9%	5,894	285.3%

Income before provision for income taxes	50,454	10.4%	24,576	10.5%	25,878	105.3%

Provision for income taxes	19,465	4.0%	10,560	4.5%	8,905	84.3%

Net income	$30,989	6.4%	$14,016	6.0%	$16,973	121.1%

Net income per share:
Basic	$0.23		$0.13		$0.10	76.9%

Diluted	$0.22		$0.12		$0.10	83.3%

Weighted average common shares outstanding:
Basic	135,287		107,046		28,241	26.4%

Diluted	140,301		112,494		27,807	24.7%

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Supplementary Data

( $ in thousands, except per share data )

	Six Months Ended June 30,
	2008		2007
		% of		% of
Operating Highlights		Revenue		Revenue	Growth	% Growth

Revenue	$976,300	100.0%	$468,596	100.0%	$507,704	108.3%

Cost of goods sold	533,278	54.6%	256,417	54.7%	276,861	108.0%

Gross margin	443,022	45.4%	212,179	45.3%	230,843	108.8%

Facility and warehouse expenses	88,304	9.0%	50,244	10.7%	38,060	75.8%

Distribution expenses	90,095	9.2%	44,388	9.5%	45,707	103.0%

Selling, general and administrative expenses	125,862	12.9%	56,862	12.1%	69,000	121.3%

Restructuring expenses	4,323	0.4%	—	0.0%	4,323

Depreciation and amortization	14,516	1.5%	6,781	1.4%	7,735	114.1%

Operating income	119,922	12.3%	53,904	11.5%	66,018	122.5%

Other (income) expense:
Interest expense, net	18,712	1.9%	3,826	0.8%	14,886	389.1%
Other income, net	(720)	-0.1%	(675)	-0.1%	(45)	6.7%

Total other expense	17,992	1.8%	3,151	0.7%	14,841	471.0%

Income before provision for income taxes	101,930	10.4%	50,753	10.8%	51,177	100.8%

Provision for income taxes	40,063	4.1%	20,943	4.5%	19,120	91.3%

Net income	$61,867	6.3%	$29,810	6.4%	$32,057	107.5%

Net income per share:
Basic	$0.46		$0.28		$0.18	64.3%

Diluted	$0.44		$0.27		$0.17	63.0%

Weighted average common shares outstanding:
Basic	134,922		106,841		28,081	26.3%

Diluted	140,035		112,247		27,788	24.8%

The following unaudited table reconciles EBITDA to net income:

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2008	2007	2008	2007
	(In thousands)

Net income	$30,989	$14,016	$61,867	$29,810
Depreciation and amortization	7,927	3,604	15,802	7,056
Interest expense, net	8,411	2,093	18,712	3,826
Provision for income taxes	19,465	10,560	40,063	20,943

Earnings before interest, taxes, depreciation and amortization (EBITDA)	$66,792	$30,273	$136,444	$61,635

EBITDA as a percentage of revenue	13.8%	13.0%	14.0%	13.2%

We have typically provided a reconciliation of Net income to EBITDA as we believe it provides investors, security analysts and other interested parties useful information regarding our results of operations because it assists in analyzing our performance and the value of our business. EBITDA provides insight into our profitability trends, and allows management and investors to analyze our operating results with and without the impact of depreciation, amortization, interest and income tax expense. We believe EBITDA is used by security analysts, investors, and other interested parties in evaluating companies, many of which present EBITDA when reporting their results.

The following unaudited table compares certain revenue categories:

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2008	2007	2008	2007
	(In thousands)		(In thousands)

Included in Consolidated Income Statements of LKQ Corporation

Recycled and related products and services	$159,425	$129,133	$314,287	$258,225
Aftermarket, other new and refurbished products	241,211	59,161	516,290	122,066
Other	83,756	44,984	145,723	88,305
	$484,392	$233,278	$976,300	$468,596

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2008	2007	2008	2007
	(In thousands)		(In thousands)

On a Proforma Basis Assuming Keystone Automotive Industries, Inc. included in 2007 Amounts

Recycled and related products and services	$159,425	$129,133	$314,287	$258,225
Aftermarket, other new and refurbished products	241,211	239,134	516,290	501,125
Other	83,756	44,984	145,723	88,305
	$484,392	$413,251	$976,300	$847,655